UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Item 9.01	Exhibits

Signature

ITEM 8.01	OTHER EVENTS

Launch of Equity Financing

On October 6, 2010, Golden Minerals Company (the “Company”) issued a news release announcing the filing of a preliminary short-form prospectus with Canadian securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario, and a preliminary prospectus supplement (the “Prospectus Supplement”) to the Company’s currently effective shelf registration statement with the U.S. Securities Exchange Commission (the “SEC”), in connection with a proposed overnight marketed public offering.

A copy of the news release is furnished as Exhibit 99.1 to this report.

Mineralized Material Report

On August 10, 2010, Micon International Limited (“Micon”) completed a technical report (the “Report”) for the Company on the Yaxtché deposit of the Company’s El Quevar property in accordance with the Canadian Securities Administrators’ National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and SEC Industry Guide 7 (“Guide 7”). Utilizing data from 168 drill holes, the Report indicates that there are an estimated 902,000 tonnes of mineralized material at an average silver grade of approximately 310 grams per tonne, based on a cut-off grade of 100 grams of silver per tonne.

A copy of Micon’s consent to disclose the results of the Report is filed as Exhibit 99.2 to this report, and is incorporated by reference into the Company’s registration statement on Form S-3 (File No. 333-168304), including any prospectus supplement filed in connection therewith, including, without limitation, the Prospectus Supplement.

“Mineralized material” as used in this current report, although permissible under SEC’s Guide 7, does not indicate “reserves” by SEC standards. The Company cannot be certain that any part of the Yaxtché deposit will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

ITEM 9.01	EXHIBITS

99.1	News release of Golden Minerals Company, titled “Golden Minerals Announces Equity Financing,” dated October 6, 2010
99.2	Consent of Micon International Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and
Chief Financial Officer